Exhibit 99.2

SECTION 906 CERTIFICATION

I, W. Edwin Lane, Jr., Chief Financial Officer of ABC Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2002 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002
/s/ W. EDWIN LANE, JR.

W. EDWIN LANE, JR., Chief Financial Officer